UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 464-6400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, on June 17, 2024, FaZe Media Holdings, LLC, a Delaware limited liability company (the “GameSquare SPV”) and subsidiary of GameSquare Holdings, Inc. (the “Company”), M40A3 LLC, a Delaware limited liability company, Gigamoon Media LLC, a Delaware limited liability company (“Gigamoon”), and FaZe Media, Inc., a Delaware corporation, and majority-owned entity of the Company (“FaZe Media”) entered into a Secondary Preferred Stock Purchase Agreement for the sale to Purchaser of 5,725,000 shares of Series A-1 Preferred Stock, $0.0001 par value per share (the “Series A-1 Preferred Stock”), at a purchase price of $1.66 per share, on the terms and subject to the conditions set forth in the Preferred Stock Purchase Agreement (the “Transaction”).

In connection with such Transaction, on April 2, 2025, GameSquare, GameSquare SPV, and Gigamoon (collectively, the “Parties”) entered into an Exchange Agreement, effective April 1, 2025 (the “Exchange Agreement”), pursuant to which, the Parties desire to accelerate the exercise date under that certain Senior Secured Convertible Promissory Note dated as of December 16, 2024, in the principal amount of Ten Million Dollars ($10,000,000.00), made by GameSquare and GameSquare SPV in favor of Gigamoon (as amended, the “Note”). Pursuant to the terms of the Exchange Agreement, GameSquare SPV shall transfer to Gigamoon the 5,725,000 shares of Series A-1 Preferred Stock, and issue 87,946 shares of common stock, $0.0001 par value per share of GameSquare, determined in accordance with Section 2(b) of the Note.

The Exchange Agreement contains a number of representations and warranties made by Gigamoon, on the one hand, and GameSquare and GameSquare SPV on the other hand, made solely for the benefit of the other. The representations and warranties are customary for transactions similar to the Transaction.

The foregoing summary of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Exchange Agreement by and among GameSquare Holdings, Inc., FaZe Media Holdings, LLC, and Gigamoon Media, LLC.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: April 8, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director